Exhibit 8.1

List of Subsidiaries

1.
Sinovac Biotech (Hong Kong) Limited, a company incorporated in the Hong Kong Special Administrative Region of the PRC
2.
Sinovac Biotech Co., Ltd., a company incorporated in the Chinese mainland
3.
Sinovac Life Sciences Co., Ltd., a company incorporated in the Chinese mainland
4.
Sinovac (Dalian) Vaccine Technology Co., Ltd., a company incorporated in the Chinese mainland
5.
Sinovac Biotech (Singapore) Pte. Ltd., a company incorporated in Singapore
6.
Sinovac Biomed Co., Ltd., a company incorporated in the Chinese mainland
7.
Sinovac Biotech (Thailand) Co., Ltd., a company incorporated in Thailand
8.
Sinovac Biotech (Philippine), INC., a company incorporated in the Philippines
9.
Sinovac Biotech Mexico, S. de R.L. de C.V., a company incorporated in Mexico
10.
Sinovac Pharmaceutical Co., Ltd., a company incorporated in the Chinese mainland
11.
Sinovac (Hainan) Life Sciences Co., Ltd., a company incorporated in the Chinese mainland
12.
Sinovac Health Technology Co., Ltd., a company incorporated in the Chinese mainland
13.
Sinovac Biotech (Colombia) S.A.S., a company incorporated in Colombia
14.
Sinovac Yidao Technology Co., Ltd., a company incorporated in the Chinese mainland
15.
Sinovac Biotech (Yidao) Co., Ltd., a company incorporated in the Chinese mainland
16.
Yihoo Biotech Co., Ltd., a company incorporated in the Chinese mainland
17.
Sinovac Biotech (Bangladesh) Ltd., a company incorporated in Bangladesh
18.
PT SINOVAC BIOTECH INDONESIA, a company incorporated in Indonesia
19.
Sinovac Biotech (Chile) SpA, a company incorporated in Chile
20.
PT SIMIANS MEDICA INDONESIA, a company incorporated in Indonesia
21.
Sinovac Holding Group Co., Ltd., a company incorporated in the Chinese mainland
22.
Sinovac Business Services (Dalian) Co., Ltd., a company incorporated in the Chinese mainland
23.
Sinovac (Chengdu) Biotech Co., Ltd., a company incorporated in the Chinese mainland
24.
Chengdu Boao Biotechnology Co., Ltd., a company incorporated in the Chinese mainland
25.
BOAOVAX HK, Limited, a company incorporated in the Hong Kong Special Administrative Region of the PRC
26.
Chengdu Zewei Biotechnology Co., Ltd., a company incorporated in the Chinese mainland

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